UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

SunCoke Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	90-0640593
(State of Incorporation or Organization)	(IRS Employer Identification Number)

1011 Warrenville Road, 6th Floor Lisle, IL 60532	37934
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-173-22

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Each Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.01 per share (the “Common Stock”), of SunCoke Energy, Inc. (the “Company”), is set forth under “Description of Our Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-173022), initially filed with the Securities and Exchange Commission (the “Commission”) on March 23, 2011 (as amended, the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-173022), filed on July 6, 2011).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-173022), filed on May 11, 2011).

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-173022), filed on June 3, 2011).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNCOKE ENERGY, INC.

Dated: July 19, 2011	By:	/s/ Denise R. Cade

Name:	Denise R. Cade
Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-173022), filed on July 6, 2011).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-173022), filed on May 11, 2011).

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-173022), filed on June 3, 2011).